Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of (No. 333-186184) Norwegian Cruise Line Holdings Ltd. of our report dated February 20, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of NCL Corporation Ltd. and subsidiaries, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

February 20, 2013